UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2012

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment of Employment Agreement with Christa Davies

On March 27, 2012, Aon Corporation (“Aon”) entered into an amendment to the employment agreement between Aon and Christa Davies, Executive Vice President and Chief Financial Officer, dated as of October 3, 2007 (the “Amendment”).  The terms of the parties’ employment agreement were disclosed in a Current Report on Form 8-K filed with the SEC on October 3, 2007, and the agreement was filed as an Exhibit thereto.

The principal terms of the Amendment are described below:

Term.  The Amendment extends the term of employment through March 31, 2017, unless terminated earlier.

Salary.  The Amendment reflects Ms. Davies’ current annual base salary of $800,000, which was increased effective March 1, 2010.  No further adjustment to the base salary was made.

Long-Term Incentive Compensation.  As a reflection of Ms. Davies’ exceptional performance to date and her commitment to the extended term as set forth in the Amendment, she will receive an additional award valued at $6 million, or 123,406 target performance share units, under the Leadership Performance Program (“LPP”), a sub-plan of the Aon Corporation 2011 Incentive Plan, for the performance period beginning January 1, 2012 and ending December 31, 2014.  This additional award will be earned based on the same performance criteria and weightings as the regular award Aon awarded to Ms. Davies under the LPP for the same performance period, as disclosed in a Current Report on Form 8-K filed with the SEC on March 21, 2012.  The performance criteria and weightings will be the same as those applicable to other LPP award recipients.

Termination Severance Provisions.  The Amendment modifies Ms. Davies’ termination severance provisions by reducing the available severance benefits to two years’ pay in the event of a termination of Ms. Davies’ employment by Aon without cause, bringing Ms. Davies’ protection in line with Aon’s standard termination severance provisions generally applicable to its executives.

“Good Reason” Definition.  The Amendment modifies the list of events that are deemed to be “good reason” for Ms. Davies’ to terminate her employment with Aon, entitling her to severance benefits, by removing from the list any requirement by Aon for Ms. Davies’ principal office to be located more than 50 miles outside of the greater Chicago metropolitan area.

Amendment of Employment Agreement with Gregory J. Besio

On March 27, 2012, Aon entered into an employment agreement with Gregory J. Besio, Executive Vice President and Chief Human Resources Officer (the “Agreement”).  The Agreement modifies and supersedes the existing employment agreement between Mr. Besio and Aon.

Mr. Besio previously held a variety of senior executive roles at Aon.  Prior to being named Aon’s Chief Human Resources Officer, Mr. Besio served as the Executive Integration Leader for Aon Hewitt after the merger.  Mr. Besio is expected to be a “named executive officer” in Aon’s proxy statement for the annual meeting of shareholders to be held on May 18, 2012.

The principal terms of the Agreement are described below:

Term.  The Agreement commenced effective March 27, 2012, and will expire March 31, 2017, unless terminated earlier.

Salary and Bonus.  Aon will pay Mr. Besio an annual base salary of $650,000, which amount has been unchanged since November 15, 2007.  Mr. Besio is eligible for a target bonus of 100% (a decrease from 150%) of base salary.  The Organization and Compensation Committee of Aon’s board of directors retains the discretion to determine Mr. Besio’s actual bonus payment.

Long-Term Incentive Compensation.  Mr. Besio will continue to be eligible to participate in Aon’s long-term incentive compensation plans, such as the LPP.  As a reflection of Mr. Besio’s exceptional performance to date and his commitment to the extended term as set forth in the Agreement, he will receive an additional award valued at $1,750,000, or 35,993 target performance share units, under the LPP for the performance period beginning January 1, 2012 and ending December 31, 2014.  This additional award will be earned based on the same performance criteria and weightings as the regular award Aon awarded to Mr. Besio under the LPP for the same performance period, as disclosed in a Current Report on Form 8-K filed with the SEC on March 21, 2012.  The performance criteria and weightings will be the same as those applicable to other LPP award recipients.

Benefits.  Mr. Besio will be eligible to participate in Aon’s employee benefit plans generally available to senior executives of Aon.

Noncompetition.  The Agreement contains a noncompetition provision that prohibits Mr. Besio from competing with Aon for two years following the termination of his employment.  A two-year non-solicitation provision also applies.

Termination Severance Provisions.  The Agreement provides that, in the event of Mr. Besio’s death during the term of employment, or in the event of Aon’s termination of Mr. Besio’s employment by reason of disability, the Agreement will terminate and Mr. Besio is not entitled to continued compensation, but may be entitled to employee benefits to which he was entitled at the time of termination.

The Agreement further provides that if Aon terminates Mr. Besio’s employment for cause as set forth therein, Mr. Besio will receive:  (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination. If Aon terminates Mr. Besio’s employment for any reason, other than for cause, or other than due to death or disability, Aon must give Mr. Besio 365 days’ prior written notice of termination, and he will be entitled to receive:  (i) all accrued base salary and benefits as of the notice date; (ii) during such twelve-month period his base salary at the rate in effect as of the notice date through his date of termination; and (iii) a cash payment payable on the termination date in an amount equal to Mr. Besio’s base salary as of the notice date.  If Mr. Besio voluntarily terminates his employment for good reason (as defined in the Agreement), he must give Aon ninety (90) days’ prior written notice and will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence.  If Mr. Besio voluntarily terminates his employment for any reason (other than good reason), he will only receive:  (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination.

Amended Change in Control Agreements

In addition, on March 27, 2012, Aon entered into a Change in Control Agreement (the “Change in Control Agreement”) with each of Ms. Davies and Mr. Besio, which modify and supersede the existing severance agreements entered into by them.  The Change in Control Agreement significantly reduces the financial protection to be afforded to Ms. Davies and Mr. Besio in the event of the termination of their employment in connection with a change in control of Aon.  The principal changes are:

1.               Complete elimination of Aon’s obligation to provide a gross-up payment to the executive in connection with excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”); and

2.               Capping the executive’s payments and benefits under the Change in Control Agreement to the best of (i) the “safe harbor” amount under Code Section 280G, such that the payments and benefits are not deemed to be “excess parachute payments” or (ii) such greater amount of payments and benefits that would otherwise be provided under the Change in Control Agreement so long as the greater payments and benefits outweigh the tax consequence to the executive of receipt thereof.

The foregoing summaries are qualified in their entirety by reference to each of the Amendment, Agreement and Change in Control Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits:

Exhibit Number	Description of Exhibit

10.1	Amendment, effective as of March 27, 2012, to Employment Agreement between Aon Corporation and Christa Davies dated as of October 3, 2007.

10.2	Change in Control Agreement, entered into as of March 27, 2012, between Aon Corporation and Christa Davies.

10.3	Employment Agreement, dated and effective as of March 27, 2012, between Aon Corporation and Gregory J. Besio.

10.4	Change in Control Agreement, entered into as of March 27, 2012, between Aon Corporation and Gregory J. Besio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 30, 2012	Aon Corporation

	By:	/s/ Ram Padmanabhan
Vice President, Chief Counsel — Corporate and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment, effective as of March 27, 2012, to Employment Agreement between Aon Corporation and Christa Davies dated as of October 3, 2007.

10.2	Change in Control Agreement, entered into as of March 27, 2012, between Aon Corporation and Christa Davies.

10.3	Employment Agreement, dated and effective as of March 27, 2012, between Aon Corporation and Gregory J. Besio.

10.4	Change in Control Agreement, entered into as of March 27, 2012, between Aon Corporation and Gregory J. Besio.